AMENDMENT TO

SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln Nasdaq-100 Buffer Fund Jun	0.23 0.00	% %	First $50M Over $50M	May 1, 2022	April 30, 2023
Lincoln Nasdaq-100 Buffer Fund Sep	0.23 0.00	% %	First $50M Over $50M	May 1, 2022	April 30, 2023
Lincoln Nasdaq-100 Buffer Fund Dec	0.23 0.00	% %	First $50M Over $50M	May 1, 2022	April 30, 2023
Lincoln Nasdaq-100 Buffer Fund Mar	0.23 0.00	% %	First $50M Over $50M	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund Feb	0.12%		All Fund assets	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund Feb	0.12%		All Fund assets	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund May	0.12%		All Fund assets	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund May	0.12%		All Fund assets	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund Aug	0.12%		All Fund assets	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund Aug	0.12%		All Fund assets	May 1, 2022	April 30, 2023
Lincoln S&P 500 Buffer Fund Nov	0.12%		All Fund assets	May 1, 2022	April 30, 2023
Lincoln S&P 500 Ultra Buffer Fund Nov	0.12%		All Fund assets	May 1, 2022	April 30, 2023
LVIP American Century Select Mid Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP American Balanced Allocation Fund	0.04%		All Fund assets	May 1, 2022	April 30, 2023
LVIP American Growth Allocation Fund	0.035%		All Fund assets	May 1, 2022	April 30, 2023
LVIP American Income Allocation Fund	0.04%		All Fund assets	May 1, 2022	April 30, 2023
LVIP American Preservation Fund	0.07%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Baron Growth Opportunities Fund	0.11 0.16 0.21 0.22 0.27	% % % % %	Up to $250M $250M-$500M $500M - $700M $700M - $750M Over $750M	January 1, 2023	April 30, 2024
LVIP BlackRock Dividend	0.125%		First $750M	May 1, 2022	April 30, 2023

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Value Managed Volatility Fund	0.160%		Over $750M
LVIP BlackRock Global Allocation Managed Risk Fund*	0.075%		All Fund assets	May 1, 2022	April 30, 2023
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP BlackRock Global Real Estate Fund	0.02 0.01 0.00	% % %	First $250M $250M - $750M Over 750M	May 1, 2022	April 30, 2023
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Blended Large Cap Growth Managed Volatility Fund	0.155 0.105 0.100 0.085	% % % %	First $100M Next $400M Next $1.5B Over $2B	May 1, 2022	April 30, 2023
LVIP Blended Mid Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Delaware Diversified Floating Rate Fund	0.03 0.05	% %	First $2B Over $2B	May 1, 2022	April 30, 2023
LVIP Dimensional U.S. Core Equity 1 Fund	0.01%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Dimensional U.S. Equity Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund*	0.625%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.01%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Global Conservative Allocation Managed Risk Fund	0.01%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Global Growth Allocation Managed Risk Fund	0.01%		All Fund assets	May 1, 2022	April 30, 2023

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Global Income Fund	0.1025 0.1125 0.1225 0.1375	% % % %	First $350M $350M to $525M $525M to $700M Over $700M	May 1, 2022	April 30, 2023
LVIP Global Moderate Allocation Managed Risk Fund	0.015%		All Fund assets	May 1, 2022	April 30, 2023
LVIP JPMorgan High Yield Fund	0.00 0.05	% %	First $150M Over $150M	May 1, 2022	April 30, 2023
LVIP JPMorgan Retirement Income Fund	0.45%		All Fund assets	April 1, 2022	April 30, 2023
LVIP JPMorgan Select Mid Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP MFS International Growth Fund	0.11 0.10	% %	First $400M Over $400M	May 1, 2022	April 30,2023
LVIP MFS International Equity Managed Volatility Fund*	0.665%		All Fund assets	May 1, 2022	April 30, 2023
LVIP MFS Value Fund	0.04%		All fund assets	January 1, 2023	April 30, 2024
LVIP Mondrian International Value Fund	0.015 0.010	% %	First $1B Over $1B	May 1, 2022	April 30, 2023
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.01%		All Fund assets	May 1, 2022	April 30, 2023
LVIP PIMCO Low Duration Bond Fund	0.050 0.075	% %	First $500M Over $500M	May 1, 2022	April 30, 2023
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.10%		All Fund assets	May 1, 2022	April 30, 2023
LVIP SSGA Bond Index Fund	0.08 0.122 0.152 0.157 0.162	% % % % %	First $500M Next $1.5B Next $500M Next $2.5B Over $5.0B	May 1, 2022	April 30, 2023
LVIP SSGA Developed International 150 Fund	0.07 0.01	% %	Up to $50M $50M - $500M	May 1, 2022	April 30, 2023
LVIP SSGA Emerging Markets 100 Fund	0.065 0.025 0.005	% % %	Up to $50M $50M - $100M $100M - $500M	May 1, 2022	April 30, 2023
LVIP SSGA International Index Fund	0.097 0.145	% %	Up to $1B Over $1B	May 1, 2022	April 30, 2023
LVIP SSGA International Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP SSGA Large Cap 100 Fund	0.08 0.015	% %	Up to $50M $50M - $500M	May 1, 2022	April 30, 2023

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Large Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP SSGA Mid Cap Index Fund	0.005 0.010	% %	Up to $1.5B Over $1.5B	May 1, 2022	April 30, 2023
LVIP SSGA S&P 500 Index Fund	0.002%		Up to $1B	May 1, 2022	April 30, 2023
LVIP SSGA Small-Cap Index Fund	0.005 0.010 0.015	% % %	Up to $500M Next $1B Over $1.5B	May 1, 2022	April 30, 2023
LVIP SSGA Small-Mid Cap 200 Fund	0.065%		Up to $50M	May 1, 2022	April 30, 2023
LVIP SSGA SMID Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2022	April 30, 2023
LVIP T. Rowe Price Growth Stock Fund	0.00 0.025 0.0125	% % %	Fund assets < $1B: Up to $1B Fund assets > $1B: First $1B Over $1B	May 1, 2022	April 30, 2023
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%		Over $750M	May 1, 2022	April 30, 2023
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.015%		All Fund assets	May 1, 2022	April 30, 2023
LVIP U.S. Growth Allocation Managed Risk Fund	0.01%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Vanguard Domestic Equity ETF Fund	0.05%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Vanguard International Equity ETF Fund	0.05%		All Fund assets	May 1, 2022	April 30, 2023
LVIP Wellington Capital Growth Fund	0.04 0.07	% %	First $500M Over $ 500M	October 1, 2022	April 30, 2023
LVIP Wellington SMID Cap Value Fund	0.115 0.075	% %	First $100M Over $100M	October 1, 2022	April 30, 2023

*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of December 14, 2022, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Benjamin A. Richer	By:	/s/ William P. Flory, Jr.

Name:	Benjamin A. Richer	Name:	William P. Flory, Jr.
Title:	Senior Vice President	Title:	Vice President & Chief Accounting Officer